EXHIBIT 4.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ATX TELECOMMUNICATIONS SERVICES, INC.


         The undersigned, Thomas Gravina, certifies that he is the Co-President, Co- Chief Operating Officer and Assistant Secretary of ATX Telecommunications Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

(1) The name of the Corporation is ATX Telecommunications Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 9, 2000.

(2) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(3) The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:


                                    ARTICLE I

                             NAME OF THE CORPORATION

         The name of the Corporation is CoreComm Limited (hereinafter, the "Corporation").


                                   ARTICLE II

                        ADDRESS OF THE REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware, 19901. The name of its registered agent at that address is National Registered Agents, Inc.


                                   ARTICLE III

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

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                                   ARTICLE IV

                                  CAPITAL STOCK

                  AUTHORIZED CAPITAL. The total number of shares of stock which the Corporation shall have the authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The designation, relative rights, preferences and limitations of the shares of each class are as follows:

                  4.1 The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of divi dends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this paragraph 4.1., provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such

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series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the immediately preceding sentence shall have the meaning given to it in Section 151(a) of the GCL. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                  4.2 Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                  4.3 Subject to the provisions of this Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                  4.4      8.5% SENIOR CONVERTIBLE PREFERRED STOCK, SERIES A.

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                           4.4.1    NUMBER AND DESIGNATION. 50,000 shares of the
Preferred Stock shall be designated as "8.5% Senior Convertible Preferred Stock, Series A of the Corporation" (the "8.5% Preferred Stock, Series A"), and no other shares of Preferred Stock shall be designated as 8.5% Preferred Stock, Series A.

                           4.4.2    DEFINITIONS. For purposes of the 8.5%
Preferred Stock, Series A, the following terms shall have the meanings indicated:

                           "ADDITIONAL PREFERRED" shall have the meaning set
forth in paragraph 4.4.5(a).

                           "AFFILIATE" means, with respect to any specified
Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. Without limitation of the above, the term "Affiliate" shall, with respect to the Initial Holder, include Ralph H. Booth II, John L. Booth II, and any members of their "respective families" within the meaning of SEC Rule 16a-1(e).

                           "ALTERNATIVE CHANGE OF CONTROL PRICE" shall have the
meaning set forth in paragraph 4.4.9(f)(ii).

                           "BOARD OF DIRECTORS" shall mean the board of
directors of the Corporation. "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 8.5% Preferred Stock, Series A.

                           "BOOTH AMERICAN COMPANY" shall mean Booth American
Company, a Michigan corporation.

                           "BUSINESS DAY" shall mean any day other than a
Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                           "CHANGE OF CONTROL" shall mean:

                                    (i)    the sale, lease or transfer of all
         or substantially all of the assets of the Corporation to any "Person" or "group", within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d- 5(b)(1) under the Exchange Act, other than any Permitted Holder;

                                    (ii)    any "Person" or "group", within the
         meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to

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                                                                               5

         either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any Permitted Holder, becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of more than 50% (or more than 25% if neither George
         S. Blumenthal or Barclay Knapp is an executive officer of the Corporation at such time) of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock of the Corporation, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Corporation is substantially the same immediately after such transaction as it was immediately prior to such transaction;

                                    (iii)   without limitation of the provisions
         of subparagraphs (i) or (ii) above, the acquisition by NTL Incorporated (or any Affiliate of NTL Incorporated, which shall not be deemed to include the Corporation) of (A) all or substantially all of the assets of the Corporation or (B) "beneficial ownership", as such term is defined in Rule 13d-3 under the Exchange Act, of more than 50% (or more than 25% if neither George S. Blumenthal or Barclay Knapp is an executive officer of the Corporation at such time) of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock of the Corporation, calculated on a fully diluted basis; or

                                    (iv)    during any period of two consecutive
         years, individuals who at the beginning of such period constitute the Board of Directors, together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office.

Notwithstanding anything to the contrary contained in this definition of "Change of Control", a Change of Control shall be deemed not to have occurred upon the completion of any (or all) of the following transactions: a wholly-owned subsidiary of the Corporation merging with and into Voyager.net with Voyager.net remaining as the surviving corporation in the merger; PROVIDED THAT such transaction conforms in all material respects to the description thereof contained in the Initial Predecessor Corporation's Definitive Schedule 14A.

                           "CHANGE OF CONTROL CONVERSION RATE" shall have the
meaning set forth in paragraph 4.4.9(f).

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                           "CHANGE OF CONTROL INSTIGATOR" shall have the meaning
set forth in paragraph 4.4.9(f)(iii).

                           "CHANGE OF CONTROL PRICE" shall have the meaning set
forth in paragraph 4.4.9(f)(ii).

                           "COMMON STOCK" shall mean (i) the Corporation's
voting common stock, par value $0.01 per share, existing on the date of the Merger or one or more classes of common stock or other securities (including but not limited to tracking stock) of the Corporation as such stock may be constituted or converted from time to time, (ii) the Initial Predecessor Corporation's voting common stock, par value $0.01 per share, existing on the Issue Date or one or more classes of common stock or other securities (including but not limited to tracking stock) of the Initial Predecessor Corporation as such stock may have been constituted or converted from time to time from the Issue Date to the effective date of the Domestication Merger, and (iii) the Second Predecessor Corporation's voting common stock, par value $0.01 per share, existing on the effective Date of the Domestication Merger or one or more classes of common stock or other securities (including but not limited to tracking stock) of the Second Predecessor Corporation as such stock may have been constituted or converted from time to time from the effective date of the Domestication Merger to the effective date of the Merger.

                           "CONSTITUENT PERSON" shall have the meaning set forth
in paragraph 4.4.9(e)(i).

                           "CONVERSION RATE" shall have the meaning set forth in
paragraph 4.4.9(a).

                           "CORPORATION" shall mean CoreComm Limited, a Delaware
corporation, until a successor replaces it and thereafter means the successor or any subsequent successor thereto.

                           "CURRENT MARKET PRICE" of publicly traded shares of
Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded as of the close of the applicable regular trading hours for such Trading Day, or if such day is not a Trading Day, the last reported sales price for such security on such principal exchange or quotation system as of the close of the applicable regular trading hours for the immediately preceding Trading Day. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" for any day shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq for such day as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as

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quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                           "DEFINITIVE SCHEDULE 14A" shall mean the Initial
Predecessor Corporation's Definitive Schedule 14A, dated August 21, 2000 (as amended and supplemented after such date), filed by the Initial Predecessor Corporation with the SEC in connection with the solicitation of the Corporation's shareholders to approve, among other matters, (A) a wholly-owned subsidiary of the Corporation (or in the event that the Voyager.net merger is completed prior to the Merger, a wholly-owned subsidiary of the Second Predecessor Corporation) merging with and into Voyager.net with Voyager.net remaining as the surviving corporation in the merger, and (B) the Merger, and
(C) the Domestication Merger.

                           "DETERMINATION DATE" shall have the meaning set forth
in paragraph 4.4.9(d)(ii).

                           "DIVIDEND PAYMENT DATE" shall mean September 30,
December 31, March 31 and June 30 of each year, commencing on December 31, 2000; PROVIDED, HOWEVER, that, if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                           "DIVIDEND PERIODS" shall mean quarterly dividend
periods commencing on and including September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include December 31,
2000).

                           "DOMESTICATION MERGER" means a merger of the Initial
Predecessor Corporation into the Second Predecessor Corporation with the Second Predecessor Corporation as the surviving corporation in the merger in connection with the completion of either of the Merger or the Voyager.net merger, as described in the Definitive Schedule 14A.

                           "8.5% PREFERRED STOCK, SERIES A" shall have the
meaning set forth in paragraph 4.4.1.

                           "EXCHANGE ACT" shall mean the Securities Exchange Act
of 1934, as amended, and the rules and regulations promulgated thereunder.

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                           "EXPIRATION TIME" shall have the meaning set forth in
paragraph 4.4.9(d)(v).

                           "EXTENDED TOLLING PERIOD" shall have the meaning set
forth in paragraph 4.4.8(d)(ii).

                           "HOLDCO" shall have the meaning set forth in
paragraph 4.4.9(e)(ii).

                           "HOLDER" shall have the meaning set forth in Exhibit
4.4A (Article XIV)

                           "HSR ACT" shall have the meaning set forth in
paragraph 4.4.9(b).

                           "INITIAL HOLDER" shall mean Booth American Company.

                           "INITIAL PREDECESSOR CORPORATION" shall mean CoreComm
Limited, a Bermuda corporation.

                           "ISSUE DATE" shall mean the date on which shares of
8.5% Preferred Stock, Series A, of the Initial Predecessor Corporation were first issued by the Initial Predecessor Corporation.

                           "JUNIOR SECURITIES" shall have the meaning set forth
in paragraph 4.4.4(c).

                           "JUNIOR SECURITIES DISTRIBUTIONS" shall have the
meaning set forth in paragraph 4.4.5(f).

                           "LIQUIDATION PREFERENCE" shall mean $1,000 per share
of 8.5% Preferred Stock, Series A.

                           "LIQUIDATION RIGHT" shall mean, for each share of
8.5% Preferred Stock, Series A, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon, determined in accordance with paragraph 4.4.5(a), to the date of final distribution to such holders and (ii) the amount that would be received in liquidation following conversion of a share of 8.5% Preferred Stock, Series A into Common Stock.

                           "MANDATORY REDEMPTION DATE" shall have the meaning
set forth in paragraph 4.4.7(b).

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                           "MANDATORY REDEMPTION OBLIGATION" shall have the
meaning set forth in paragraph 4.4.7(c).

                           "MERGER" means the merger of the Second Predecessor
Corporation with and into the Corporation, with the Corporation as the surviving corporation thereof, as described in the Definitive Schedule 14A.

                           "NASDAQ" means the Nasdaq Stock Market, Inc., the
electronic securities market regulated by the National Association of Securities Dealers, Inc.

                           "NASDAQ NATIONAL MARKET" shall have the meaning set
forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                           "NON-ELECTING SHARE" shall have the meaning set forth
in paragraph 4.4.9(e)(i).

                           "NOTICE OF CONVERSION" shall have the meaning set
forth in paragraph 4.4.8(d).

                           "NYSE" means the New York Stock Exchange.

                           "OUTSTANDING" when used with reference to shares of
capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                           "PARITY SECURITIES" shall have the meaning set forth
in paragraph 4.4.4(b).

                           "PERMITTED DESIGNEE" shall mean: (i) a spouse or
child of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative, or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

                           "PERMITTED HOLDERS" shall mean George S. Blumenthal,
Barclay Knapp and their Permitted Designees.

                           "PERSON" shall mean any individual, partnership,
association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

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                           "PREFERRED STOCK" shall mean a series or class of
preferred stock, par value $0.01 per share, of the Corporation.

                           "PURCHASE AGREEMENT" shall mean the purchase
agreement between the Initial Predecessor Corporation and the Initial Holder, dated as of August 4, 2000, with respect to the sale and purchase of 8.5% Preferred Shares, Series A, of all the Initial Predecessor Corporation including all amendments thereto.

                           "PURCHASE SHARES" shall have the meaning set forth in
paragraph 4.4.9(d)(v).

                           "RECORD DATE" shall have the meaning set forth in
paragraph 4.4.9(d)(iv).

                           "RIGHTS" shall have the meaning set forth in
paragraph 4.4.14.

                           "RIGHTS AGREEMENT" shall have the meaning set forth
in paragraph 4.4.14.

                           "SEC" shall mean the Securities and Exchange
Commission.

                           "SECOND PREDECESSOR CORPORATION" shall mean
CoreCommMerger Sub, Inc., a Delaware corporation.

                           "SECURITIES" shall have the meaning set forth in
paragraph 4.4.9(d)(iii).

                           "SECURITIES ACT" shall mean the Securities Act of
1933 and the rules and regulations promulgated thereunder.

                           "SENIOR SECURITIES" shall have the meaning set forth
in paragraph 4.4.4(a).

                           "SET APART FOR PAYMENT" shall be deemed to include,
without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; PROVIDED, HOWEVER, that, if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 8.5% Preferred Stock, Series A shall mean placing funds in a separate account of the Corporation or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

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                           "SPECIAL CONVERSION PRICE" shall have the meaning set
forth in paragraph 4.4.9(f)(i).

                           "TOLLING PERIOD" shall have the meaning set forth in
paragraph 4.4.8(d)(i).

                           "TRADING DAY" shall mean any day on which the
securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                           "25-DAY AVERAGE MARKET PRICE" shall mean, for any
security, the volume-weighted average of the Current Market Prices of that security for the twenty- five Trading Days immediately preceding the date of determination.

                           "VOYAGER.NET" means Voyager.net, Inc., a Delaware
corporation.

                           4.4.3    CURRENCY. All shares of 8.5% Preferred
Stock, Series A shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto and redemptions thereof shall be made in United States currency. All references herein to "$", "dollars", "(cent)" or "cents" refer to United States currency.

                           4.4.4    RANK. Any class or series of capital stock
of the Corporation whether now existing or hereafter created shall be deemed to rank:

                           (a)      prior to the 8.5% Preferred Stock, Series A,
either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, voluntary or involuntary, or both, in preference or priority to the holders of 8.5% Preferred Stock, Series A ("Senior Securities");

                           (b)      on a parity with the 8.5% Preferred Stock,
Series A, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 8.5% Preferred Stock, Series A, if the holders of the 8.5% Preferred Stock, Series A and of such class of stock or series shall be entitled by the respective terms thereof to the receipt of dividends or of amounts distributable upon

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liquidation, dissolution or winding up, voluntary or involuntary, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                           (c)      junior to the 8.5% Preferred Stock, Series
A, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 8.5% Preferred Stock, Series A shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, voluntary or involuntary, or both, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                           (d)      The 8.5% Preferred Stock, Series A and one
or more classes or series of Additional Preferred shall rank on a parity with any shares of Series X Preferred Stock of the Corporation issued to the stockholders of the Corporation in connection with the Recapitalization of the Corporation which occurred immediately prior to the consummation of the Merger, as described in the Definitive Schedule 14A, as to dividends or of amounts distributable upon liquidation, dissolution or winding up, voluntary or involuntary, or both. One or more classes or series of Additional Preferred shall be Parity Securities; PROVIDED, HOWEVER, that there shall be no issue of Senior Securities or rights or options exercisable for or convertible into any Senior Securities, except as approved by the holders of the 8.5% Preferred Stock, Series A pursuant to paragraph 4.4.12(c).

                           (e)      The respective definitions of Senior
Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 8.5% Preferred Stock, Series A shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                           4.4.5    DIVIDENDS.

                           (a)      Subject to paragraph 4.4.9(b)(ii), the
holders of shares of 8.5% Preferred Stock, Series A shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $21.25 per share (assuming the Liquidation Preference), subject to adjustment in accordance with clause (ii)(B) below, payable in (i) shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date); PROVIDED THAT the Corporation may only pay a quarterly dividend in shares of its Common Stock if such shares are issued under an effective registration statement or if a shelf registration statement for the resale of such shares is in effect on the relevant Dividend Payment Date or (ii) additional

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shares of Preferred Stock of a class or series to be designated by the Board of
Directors having terms substantially identical to the 8.5% Preferred Stock, Series A, except as follows: (A) the conversion rate of such additional shares of Preferred Stock shall reflect that the conversion price of the Common Stock issuable on such Preferred Stock shall be at a 20.0% premium to the 25-Day Average Market Price as of the record date for such Dividend Payment Date; (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall be equal to the product of (I) 0.02125 multiplied by
(II) the sum of (1) the aggregate Liquidation Preference of the 8.5% Preferred Stock, Series A on the Issue Date, (2) the aggregate liquidation preference of the additional shares of Preferred Stock (assuming a $1,000 face amount) paid on any one or more previous Dividend Payment Dates (such classes or series of Preferred Stock singularly and collectively, the "Additional Preferred"), and
(3) the aggregate amount of dividends accrued and unpaid on the 8.5% Preferred Stock, Series A and Additional Preferred (whether or not declared) on any one or more previous Dividend Payment Dates; and (C) any certificate of designation filed in connection with the issuance of Additional Preferred shall provide that the mandatory redemption date for such shares of Additional Preferred shall be the tenth (10th) anniversary of the Issue Date. All dividends on the 8.5% Preferred Stock, Series A, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of 8.5% Preferred Stock, Series A, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth (5th) Business Day preceding the relevant Dividend Payment Date and shall give written notice on or prior to the relevant record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                           (b)      For the purpose of determining the number of
shares of Additional Preferred to be issued pursuant to paragraph 4.4.5(a), each such share of Additional Preferred shall be valued at $1,000.00. The applicable certificate of designation for each class or series of Additional Preferred shall provide that holders of such shares of Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph 4.4.5(a) and under the terms specified in paragraph 4.4.5.

                           (c)      The Corporation may issue fractional shares
of Additional Preferred on a Dividend Payment Date.

                           (d)      The dividends payable for the initial
Dividend Period, or any other period shorter or longer than a full Dividend Period, on the 8.5% Preferred Stock, Series A shall accrue daily and be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of 8.5% Preferred Stock, Series A shall not be entitled to receive any dividends, whether payable in Common Stock or Additional Preferred, which are in excess of the cumulative dividends provided for herein. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 8.5% Preferred Stock, Series A that may be in arrears except as otherwise provided herein.

                           (e)      So long as any shares of the 8.5% Preferred
Stock, Series A are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by or on behalf of the Corporation, directly or indirectly (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 8.5% Preferred Stock, Series A for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment, (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 8.5% Preferred Stock, Series A, (iii) the Corporation is not in default with respect to any redemption of shares of 8.5% Preferred Stock, Series A by the Corporation pursuant to paragraph 4.4.7 and (iv) holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference of all shares of issued and outstanding 8.5% Preferred Stock, Series A shall have consented in writing to such dividend, redemption, purchase or other acquisition. When dividends are not fully paid in Common Stock or Additional Preferred, as aforesaid, all dividends declared upon shares of the 8.5% Preferred Stock, Series A and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 8.5% Preferred Stock, Series A and accumulated and unpaid on such Parity Securities.

                           (f)      So long as any shares of the 8.5% Preferred
Stock, Series A are outstanding, no dividends (other than (i) any Rights issued pursuant to the Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by or on behalf of the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless, in each case, (A) full cumulative dividends on all outstanding shares of the 8.5% Preferred Stock, Series A and all Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and past dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 8.5% Preferred Stock, Series A and all Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 8.5% Preferred Stock, Series A by the Corporation pursuant to paragraph 4.4.7 and (D) the Corporation has fully performed its obligations under paragraph 4.4.7 and (D) holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference of all shares of issued and outstanding 8.5% Preferred Stock, Series A shall have consented in writing to such dividend, redemption, purchase or other acquisition.

                          4.4.6     LIQUIDATION PREFERENCE.

                          (a)       In the event of any liquidation, dissolution
or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 8.5% Preferred Stock, Series A shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 8.5% Preferred Stock, Series A shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 8.5% Preferred Stock, Series A and any such Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 8.5% Preferred Stock, Series A and any such Parity Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph 4.4.6, a Change of Control transaction (other than a transaction meeting the requirements of subparagraph
(i) of the definition of "Change of Control" set forth in paragraph 4.4.2) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                           (b)      Subject to the rights of the holders of any
Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 8.5% Preferred Stock, Series A, as provided in this paragraph 4.4.6, any other series or class or classes of

Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 8.5% Preferred Stock, Series A shall not be entitled to share therein.

                           (c)      The liquidation preference with respect to
any Parity Securities shall be as set forth in the certificate of designation in respect thereof.

                           4.4.7    REDEMPTION.

                           (a)      On or after the first Business Day following
the earlier to occur of (i) the fifth anniversary of the Issue Date, (ii) the date on which the 25-Day Average Market Price of the Common Stock shall have exceeded 150% of the conversion price determined pursuant to paragraph 4.4.9(a) during the period beginning on the second anniversary of the Issue Date and ending on the day immediately preceding the third anniversary of the Issue Date,
(iii) the date on which the 25-Day Average Market Price of the Common Stock shall have exceeded 200% of the conversion price determined pursuant to paragraph 4.4.9(a) during the period beginning on the third anniversary of the Issue Date and ending on the day immediately preceding the fourth anniversary of the Issue Date and (iv) the date on which the 25- Day Average Market Price of the Common Stock shall have exceeded 250% of the conversion price determined pursuant to paragraph 4.4.9(a) during the period beginning on the fourth anniversary of the Issue Date and ending on the day immediately preceding the fifth anniversary of the Issue Date, the Corporation may redeem at its option outstanding shares of 8.5% Preferred Stock, Series A, in whole or from time to time in part, payable at the option of the Corporation in (A) shares of Common Stock, at a redemption price of $1,000.00 per share, except in the case of a redemption pursuant to subparagraph (i) of this paragraph, in which case the redemption price shall be $1,010.00 per share, (B) cash, at a redemption price of $1,000.00 per share, except in the case of a redemption pursuant to subparagraph (i) of this paragraph, in which case the redemption price shall be $1,010.00 per share or (C) a combination of cash and Common Stock, at a redemption price of $1,000 per share, except in the case of a redemption pursuant to subparagraph (i) of this paragraph, in which case the redemption price shall be $1,010.00 per share based on the respective combination of consideration, together, in each case, with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph 4.4.7(a), the price per share of Common Stock shall be the 25-Day Average Market Price as of the date of the notice of redemption under paragraph 4.4.8(a). The Corporation may elect to pay all or a portion of the redemption price to any holder of 8.5% Preferred Stock, Series A, in cash, if the Corporation prior to such cash payment shall have received the written approval of such holder of the shares of 8.5% Preferred Stock, Series A, subject to redemption. Any right of the Corporation to redeem shares of 8.5% Preferred Stock, Series A under the terms of subparagraph (ii), (iii) or (iv) of this paragraph 4.4.7(a), respectively, shall terminate on the day immediately preceding the third, fourth and fifth anniversaries of the Issue Date, respectively. Subject to the terms of this paragraph 4.4.7, the Corporation shall have the right to redeem shares of 8.5% Preferred Stock, Series A in accordance with this paragraph 4.4.7(a) at any time on after the first Business Day following the fifth anniversary of the Issue Date. Any redemption of shares of 8.5% Preferred Stock, Series A occurring on or after the date set forth in subparagraph (i) of this paragraph 4.4.7(a) and prior to the Mandatory Redemption Date shall be at a redemption price of $1,010.00 per share. The per share amounts specified in subparagraphs (ii),
(iii) and (iv) of this paragraph 4.4.7(a) shall be adjusted for any stock splits, stock dividends, recombinations and similar events occurring on or after the Issue Date.

                           (b)      If the Corporation shall not have redeemed
all outstanding shares of 8.5% Preferred Stock, Series A pursuant to paragraph 4.4.7(a), prior to the tenth anniversary of the Issue Date (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 8.5% Preferred Stock, Series A, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in shares of Common Stock, cash or a combination thereof, together with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph 4.4.7(b), the price per share of Common Stock shall be the 25-Day Average Market Price as of the Mandatory Redemption Date. The Corporation may elect to pay all or a portion of the redemption price in cash to any holder of shares of 8.5% Preferred Stock, Series A if the Corporation prior to such cash payment shall have received the written approval of such holder of the shares of 8.5% Preferred Stock, Series A, subject to redemption.

                           (c)      If the Corporation is unable or shall fail
to discharge its obligation to redeem all outstanding shares of 8.5% Preferred Stock, Series A pursuant to paragraph 4.4.7(b) (a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation with respect to the 8.5% Preferred Stock, Series A shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 8.5% Preferred Stock, Series A) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities. Dividends shall continue to accrue on all issued and outstanding shares of 8.5% Preferred Stock, Series A, subsequent to the Mandatory

Redemption Date, as provided in paragraph 4.4.5(a), until all shares of 8.5% Preferred Stock, Series A have been redeemed in accordance with paragraphs 4.4.7 and 4.4.8.

                           (d)      Upon any redemption by the Corporation of
shares of 8.5% Preferred Stock, Series A under paragraph 4.4.7(a), it shall be a requirement that the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears (in accordance with paragraph 4.4.5(a)) to, but excluding, the applicable redemption date, without interest. Under no circumstances may the Corporation complete a redemption under paragraph 4.4.7(a) without including in the redemption price the price of redeeming accrued and unpaid dividends.

                           (e)      For purposes of paragraph 4.4.5(a) only,
unless full cumulative dividends (whether or not declared) on all outstanding shares of 8.5% Preferred Stock, Series A and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and written notice has been given in accordance with paragraph 4.4.8, none of the shares of 8.5% Preferred Stock, Series A shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 8.5% Preferred Stock, Series A are redeemed pro rata with the Parity Securities and notice has previously been given in accordance with paragraph 4.4.8.

                           4.4.8    PROCEDURE FOR REDEMPTION.

                           (a)      If the Corporation shall redeem shares of
8.5% Preferred Stock, Series A pursuant to paragraph 4.4.8(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission on the date of such notice to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); PROVIDED, HOWEVER, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice that was mailed in the manner herein provided and confirmed by facsimile transmission on the date of such notice if the Corporation has been furnished with such facsimile address by such holder shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 8.5% Preferred Stock, Series A to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash (subject to the consent of the applicable holder of shares of 8.5% Preferred Stock, Series A), or in a combination of Common Stock and cash and, if the payment is to be made in Common Stock, an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered; and (v) that dividends on the shares to be redeemed will accrue up to, but excluding such redemption date, without interest, except as otherwise provided herein.

                           (b)      If notice has been mailed as aforesaid and
confirmed by facsimile transmission on the date of such notice, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 8.5% Preferred Stock, Series A so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of 8.5% Preferred Stock, Series A shall cease, except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement of their certificates if so required, and to receive all accrued and unpaid dividends thereon, if any.

                           (c)      Upon surrender in accordance with notice
given pursuant to this paragraph 4.4.8 of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus accrued and unpaid dividends thereon, if any. If fewer than all the outstanding shares of 8.5% Preferred Stock, Series A are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share with "5" being rounded upward). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the surrendered shares without cost to the holder thereof. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 8.5% Preferred Stock, Series
A. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of 8.5% Preferred Stock, Series A, the Corporation shall round upward to determine the whole number of shares of Common Stock issuable upon redemption of the 8.5% Preferred Stock, Series A. If more than one share of 8.5% Preferred Stock, Series A shall be surrendered for redemption at one time by the same holder, the number of whole shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of 8.5% Preferred Stock, Series A surrendered for redemption by such holder.

                           (d)              (i) Notwithstanding any other
provision of this Certificate of Designation, any redemption initiated by the Corporation with respect to shares of 8.5% Preferred Stock, Series A pursuant to paragraph 4.4.8(a) shall be suspended for one period of up to ninety (90) days (from and after the applicable scheduled redemption date designated by the Corporation) per redemption initiated by the Corporation (the "Tolling Period") solely for the purpose of any holder of shares of 8.5% Preferred Stock, Series A satisfying any applicable legal and regulatory approvals required to effect conversion of the 8.5% Preferred Stock, Series A, and during such period any redemption initiated by the Corporation with respect to shares of 8.5% Preferred Stock, Series A shall have no force and effect, as to any shares of 8.5% Preferred Stock, Series A, which such holder shall elect to convert to Common Stock pursuant to paragraph
4.4.9 by delivery to the Corporation of a notice of election to convert in the form of Exhibit 4.4A (Article XIV) and signed, specifying the number of shares to be converted (the "Notice of Conversion") at least five (5) Business Days prior to the applicable redemption date designated by the Corporation by notice of redemption to such holder pursuant to paragraph 4.4.8(a).

                                    (ii)    The Corporation and the Initial
Holder of shares of 8.5% Preferred Stock, Series A (and any subsequent holders of shares of 8.5% Preferred Stock, Series A as a condition to their receipt of shares of 8.5% Preferred Stock, Series A by purchase, set-off, gift, bequeath or other manner of transfer, whether or not for value) attempting to effect conversion by the holder of shares of 8.5% Preferred Stock, Series A subsequent to the Corporation taking action to redeem such shares pursuant to paragraph 4.4.8(a) mutually covenant and agree to promptly make any and all filings (including requests for additional information), and appearances, and to take any and all other actions necessary to secure legal and regulatory approval to effect conversion of the 8.5% Preferred Stock, Series A. In the event that at the expiration of the Tolling Period any applicable legal and regulatory approvals required to effect conversion of the 8.5% Preferred Stock, Series A have not been secured as a direct result of the Corporation not complying with its obligations in the first sentence of this subparagraph (ii), the Tolling Period shall be extended (the "Extended Tolling Period) (through no action on the part of the holder of such shares of 8.5% Preferred Stock, Series A) until such applicable legal and regulatory approvals shall have been obtained, or until it shall have been finally determined by the applicable authority that any such legal and regulatory approval shall not be available; but such Extended Tolling Period shall in no event extend beyond sixty (60) days after the expiration of the Tolling Period unless the Corporation fails or refuses during such Extended Tolling Period to comply with its obligations under the first sentence of this subparagraph (ii). The Tolling Period or Extended Tolling Period (as applicable) shall cease in the event that the holder of shares of 8.5% Preferred Stock, Series A has not complied with its obligations in the first sentence of this subparagraph (ii) after written notice of such non-compliance by the Corporation to such holder by certified mail return receipt requested, and failure by such holder to come into compliance with its obligations under the first sentence of this subparagraph (ii) within ten (10) Business Days after the date of such notice. In the event the holder shall not within such period have come into full compliance with its obligations under the first sentence of this subparagraph (ii), the Corporation shall be permitted to immediately effect such redemption.

                           4.4.9    CONVERSION.

                           (a)      Subject to and upon compliance with the
provisions of this paragraph 4.4.9, a holder of shares of 8.5% Preferred Stock, Series A shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 8.5% Preferred Stock, Series A held by such holder into validly issued, fully paid and non-assessable shares of Common Stock or any other shares of capital stock or other securities of the Corporation or a successor corporation into which such Common Stock (or such other shares or securities) may thereafter be changed or reclassified by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph 4.4.9(b). The number of shares of Common Stock initially deliverable upon conversion of each share of 8.5% Preferred Stock, Series A shall be equal to the quotient of the Liquidation Preference divided by 16.50; PROVIDED, HOWEVER, that if the 25-Day Average Market Price of the Common Stock for the period up to and including September 14, 2000 shall be less than or equal to $13.75, then the number of shares of Common Stock deliverable upon conversion of each share of 8.5% Preferred Stock, Series A shall be the quotient of the Liquidation Preference of such share divided by 120% of the 25-Day Average Market Price of the Common Stock up to and including September 14, 2000. To the extent that there exist any accrued and unpaid dividends attributable to the shares of 8.5% Preferred Stock, Series A, for which a holder has sought conversion, at the time of such conversion the number of shares of Common Stock to be delivered by the Corporation shall be increased in an amount equal to the quotient of the Liquidation Preference of that number of shares of Additional Preferred which the accrued and unpaid dividends as of the date of conversion would become if paid in the form of Additional Preferred on the conversion date divided by 120% of the 25-Day Average Market Price of the Common Stock as of: (a) the immediately preceding Dividend Payment Date with respect to accrued and unpaid dividends that have accrued since the immediately preceding Dividend Payment Date; or (b) the Dividend Payment Date on which such accrued and unpaid dividends would have been paid. In addition to the foregoing, to the extent a holder of shares of Additional Preferred elects to convert such shares, the certificate of designation for such shares of Additional Preferred shall provide that, upon conversion, the number of shares of Common Stock deliverable upon conversion of each share of Additional Preferred, shall be equal to the quotient of the Liquidation Preference of such shares divided by 120% of the 25-Day Average Market Price of Common Stock as of the record date for the Dividend Payment Date on which the Additional Preferred was issued. In addition, the Certificate of Designation for such shares shall provide for identical treatment of accrued and unpaid dividends as is provided for herein. The applicable conversion rate provided above, as adjusted, is hereinafter referred to as the "Conversion Rate". The Conversion Rate is subject to adjustment from time to time pursuant to paragraph 4.4.9(d). Subject to paragraph 4.4.8(d), the right to convert shares called for redemption pursuant to paragraph 4.4.7(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, including accrued and unpaid dividends thereon, if any, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends, if any, on the 8.5% Preferred Stock, Series A up to, but excluding, the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph 4.4.5.

                           (b)      (i) In order to exercise the conversion
privilege, the holder of each share of 8.5% Preferred Stock, Series A or Additional Preferred to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 8.5% Preferred Stock, Series A or Additional Preferred for such purposes, with the Notice of Conversion. The Notice of Conversion shall state that the holder has satisfied or will have satisfied prior to the issuance of shares of Common Stock upon conversion of the 8.5% Preferred Stock, Series A or Additional Preferred any and all legal or regulatory requirements for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Corporation shall use its reasonable best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 8.5% Preferred Stock, Series A or Additional Preferred is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or satisfied in full). All certificates representing shares of 8.5% Preferred Stock, Series A or Additional Preferred surrendered for conversion shall be canceled by the Corporation or the transfer agent and shall not thereafter be reissued.

                                    (ii) Subject to the last sentence of
paragraph 4.4.9(a), holders of shares of 8.5% Preferred Stock, Series A or Additional Preferred at the close of business on a record date or a Dividend Payment Date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                                    (iii) As promptly as reasonably practicable
after the surrender by a holder of the certificates for shares of 8.5% Preferred Stock, Series A or Additional Preferred, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph 4.4.12(b)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 4.4.9, and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph 4.4.9(c). Upon conversion of only a portion of the shares of 8.5% Preferred Stock, Series A or Additional Preferred represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Upon the surrender of certificates representing shares of 8.5% Preferred Stock, Series A or Additional Preferred to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 4.4.9.

                           (c)      (i) No fractional shares or scrip
representing fractions of shares of Common Stock shall be issued upon conversion of the 8.5% Preferred Stock, Series A or Additional Preferred. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 8.5% Preferred Stock, Series A or Additional Preferred, the Corporation shall round upward to determine the whole number of shares of Common Stock issuable upon conversion of the 8.5% Preferred Stock, Series A or Additional Preferred. If more than one share of 8.5% Preferred Stock, Series A or Additional Preferred shall be surrendered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 8.5% Preferred Stock, Series A or Additional Preferred surrendered for conversion by such holder.

                                    (ii) Each conversion shall be deemed to have
been effected immediately prior to the close of business on the date on which the certificates for shares of 8.5% Preferred Stock, Series A or Additional Preferred shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock as determined in accordance with paragraph 4.4.9(a), unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the applicable Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                           (d)      The Conversion Rate shall be subject to
adjustment from time to time as follows:

                                    (i) If, the Initial Predecessor Corporation,
during the period from the Issue Date through the effective time of the Domestication Merger, the Second Predecessor Corporation, during the period from the effective time of the Domestication Merger through the effective time of the Merger, or the Corporation, following the effective time of the Merger, shall
(A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, including a reclassification into one or more classes of Common Stock or other securities (including, tracking stock), the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 8.5% Preferred Stock, Series A thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock (or other securities) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of 8.5% Preferred Stock, Series A been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph 4.4.9(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph 4.4.9(d)(i) shall be made whenever any event listed above shall occur.

                                    (ii) If, the Initial Predecessor
Corporation, during the period from the Issue Date through the effective time of the Domestication Merger, the Second Predecessor Corporation, during the period from the effective time of the Domestication Merger through the effective time of the Merger, or the Corporation, following the effective time of the Merger, shall fix a record date for the issuance of rights or warrants (in each case, other than any Rights issued pursuant to the Rights Agreement) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible or exercisable into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible or exercisable into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion or exercise of such convertible or exercisable securities, as the case may be, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion or exercise of such securities, as the case may be) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 8.5% Preferred Stock, Series A shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible or exercisable into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible or exercisable securities so offered are initially convertible or exercisable), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible or exercisable into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion or exercise of such convertible or exercisable securities, plus the aggregate amount of additional consideration payable, if any, to convert or exercise such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph 4.4.9(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. If any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same shall have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible or exercisable into Common Stock once exercised, the conversion or exercise right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                                    (iii) If the Corporation shall fix a record
date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph 4.4.9(d)(i)) or rights or warrants (in each case, other than the Rights issued pursuant to the Rights Agreement) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible or exercisable into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 8.5% Preferred Stock, Series A shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph 4.4.9(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 8.5% Preferred Stock, Series A after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph
(iii); PROVIDED, HOWEVER, that on the date, if any, on which a Person converting a share of 8.5% Preferred Stock, Series A would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible or exercisable into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                                    (iv) In case the Corporation shall, by
dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 4.4.9(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by (II) a fraction, the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; PROVIDED, HOWEVER, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 8.5% Preferred Stock, Series A shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 8.5% Preferred Stock, Series A at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph 4.4.9(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed on an aggregate basis the regular quarterly cash dividends paid during the 12 months preceding the 12- month reference period. For purposes of this paragraph 4.4.9(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 4.4.9(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

                                    (v) In case of the consummation of a tender
or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall be described in a resolution of the Board of Directors) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph 4.4.9(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (I) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (II) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

                                    (vi) No adjustment in the Conversion Rate
shall be required unless such adjustment would require a cumulative increase or decrease of at least 1.0% in the Conversion Rate; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED FURTHER that any adjustment shall be required and made in accordance with the provisions of this paragraph 4.4.9 (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 8.5% Preferred Stock, Series A or Common Stock. Notwithstanding any other provisions of this paragraph 4.4.9, the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph 4.4.9 shall be made to the nearest cent or rounded upward to the nearest share, as the case may be. The Conversion Rate and any adjustments thereto shall be calculated to the fifth decimal point (with the sixth decimal point rounded upward, when applicable). Anything in this paragraph 4.4.9(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph 4.4.9(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

(vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph 4.4.9(d), the holder of 8.5% Preferred Stock, Series A upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation, the number of such other shares so receivable upon conversion of any shares of 8.5% Preferred Stock, Series A shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(viii) Any certificate of designation filed in connection with the issuance of any class or series of Additional Preferred shall contain terms substantially identical to this paragraph 4.4.9(d).

                           (e)      (i) Subject to paragraph 4.4.9(f) below, if
the Corporation shall be a party to a Change of Control transaction and excluding any transaction as to which paragraph 4.4.9(d)(i) applies, in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 8.5% Preferred Stock, Series A which is not converted into the right to receive stock, securities or other property in connection with such Change of Control transaction shall thereafter be convertible or exercisable into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Change of Control transaction by a holder of that number of shares of Common Stock into which one share of 8.5% Preferred Stock, Series A was convertible or exercisable immediately prior to such Change of Control transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction (PROVIDED, that, if the kind or amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction is not the same for each share of Common Stock held immediately prior to such Change of Control transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this paragraph 4.4.9(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph 4.4.9(e)(i) shall similarly apply to successive Change of Control transactions.

                                    (ii) Notwithstanding anything herein to the
contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation shall (A) cause Holdco to comply with the terms of paragraph 4.4.11 and (B) by notice to the holders of the 8.5% Preferred Stock, Series A, may cause the exchange of certificates evidencing 8.5% Preferred Stock, Series A for certificates evidencing preferred stock of Holdco having the same terms and conditions as set forth herein if as a result of such reorganization the corporation into which the shares of 8.5% Preferred Stock, Series A are convertible does not have the identical name of the Corporation; PROVIDED that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 8.5% Preferred Stock, Series A (including for these purposes any resultant change in the tax treatment for the holders of such stock). The terms of this paragraph 4.4.9(e)(ii) shall also apply with respect to the Domestication Merger and the Merger, as described in the last paragraph of the definition of "Change of Control" in paragraph 4.4.2.

                           (f)      Notwithstanding anything herein to the
contrary, if a Change of Control occurs, each holder of shares of 8.5% Preferred Stock, Series A shall have a one-time option, for a period of thirty (30) days following written notice from the Corporation, which written notice shall be given not less than fifteen (15) days prior to the expected occurrence of the Change of Control, to convert all of its shares of 8.5% Preferred Stock, Series A into shares of Common Stock at the Change of Control Conversion Rate. The "Change of Control Conversion Rate" shall be equal to the Liquidation Preference divided by the Special Conversion Price. The Change of Control Conversion Rate shall be adjusted from time to time in accordance with the provisions of paragraph 4.4.9 applicable generally to adjustment of the Conversion Rate. Nothing in this paragraph 4.4.9(f) is intended to limit or alter the conversion rights of a holder of shares of 8.5% Preferred Stock, Series A in paragraph 4.4.9(a). For purposes of this paragraph 4.4.9(f), the following definitions shall apply:

                                    (i) "SPECIAL CONVERSION PRICE" shall mean
the greater of (x) 66.67% of the 25-Day Average Market Price of the Common Stock on and including September 14, 2000 and (y) the Change of Control Price.

                                    (ii) "CHANGE OF CONTROL PRICE" shall mean
(x) the fair market value of the consideration that would be received by a holder of Common Stock for one share of Common Stock in a Change of Control transaction from any successor, acquiror or other third party if such transaction were to occur on the date of the notice referred to in the first sentence of this paragraph 4.4.9(f) or (y) the Alternative Change of Control Price if the holders of Common Stock do not receive any consideration in a Change of Control transaction from any successor, acquiror or other third party. For purposes of this definition, "Alternative Change of Control Price" shall mean the fair market value per share of Common Stock on the date of the notice referred to in the first sentence of this paragraph 4.4.9(f).

                                    (iii) "CHANGE OF CONTROL INSTIGATOR" shall
mean any "Person" or "group", within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any Permitted Holder, whose activities, actions or participation results, directly or indirectly, in a Change of Control.

                           (g)      If:

                                    (i)     the Corporation shall declare a
         dividend or any other distribution on the Common Stock; or

                                    (ii)    the Corporation shall authorize the
         granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                                    (iii)   there shall be any subdivision,
         combination or reclassification of the Common Stock or any Change of Control transaction for which approval of any shareholders of the Corporation is required; or

                                    (iv)    there shall occur the voluntary or
         involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph 4.4.9(b) and shall cause to be mailed by certified mail, return receipt requested, to the holders of shares of the 8.5% Preferred Stock, Series A at their addresses as shown on the stock records of the Corporation, as promptly as reasonably practicable, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, Change of Control transaction, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, Change of Control transaction, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, subdivision, combination, reclassification, Change of Control transaction, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

                           (h)      Whenever the Conversion Rate is adjusted as
herein PROVIDED, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 8.5% Preferred Stock, Series A at such holder's last address as shown on the stock records of the Corporation and confirm by facsimile transmission on the date of such notice to such holder if the Corporation has been furnished with such facsimile address by such holder. If the Corporation shall have designated a transfer agent pursuant to paragraph 4.4.9(b), it shall also as promptly as reasonably practicable file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

                           (i)      In any case in which paragraph 4.4.9(d)
provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 8.5% Preferred Stock, Series A converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment contemplated by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

                           (j)      For purposes of this paragraph 4.4.9, the
number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                           (k)      There shall be no adjustment of the
Conversion Rate in case of the issuance of any stock of the Corporation in a Change of Control transaction, except as specifically set forth in this paragraph 4.4.9. If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph 4.4.9, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                           (l)      If the Corporation shall take any action
affecting the Common Stock, other than action described in this paragraph 4.4.9, that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 8.5% Preferred Stock, Series A, the Conversion Rate may be adjusted by the Board of Directors, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine in good faith to be equitable in the circumstances; PROVIDED that the provisions of this paragraph 4.4.9(l) shall not affect any rights the holders of 8.5% Preferred Stock, Series A may have at law or in equity.

                           (m)      (i) The Corporation covenants that it will
at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the 8.5% Preferred Stock, Series A, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 8.5% Preferred Stock, Series A not theretofore converted. For purposes of this paragraph 4.4.9(m) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 8.5% Preferred Stock, Series A shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                                    (ii) The Corporation covenants that any
shares of Common Stock initially issued upon conversion of the 8.5% Preferred Stock, Series A shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of the Liquidation Preference and the Conversion Rate (which quotient initially shall be as described in paragraph 4.4.9(a) with respect to the shares of 8.5% Preferred Stock, Series A, denominated in dollars and cents) would be reduced below the then- par value of the shares of Common Stock deliverable upon conversion of the 8.5% Preferred Stock, Series A, the Corporation will take any corporate action that, based on the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock with respect to such adjusted Conversion Rate.

                                    (iii) Prior to the delivery of any
securities that the Corporation shall be obligated to deliver upon conversion of the 8.5% Preferred Stock, Series A, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation, including but not limited to compliance with the Securities Act, the Exchange Act, the HSR Act, the rules and regulations of Nasdaq (or any other exchange or automated quotation system on which the Common Stock is then traded or listed). The Corporation shall pay or cause to be paid the costs and expenses of the Initial Holder associated with such compliance in accordance with the Purchase Agreement and the Corporation agrees to pay or cause to be paid the costs and expenses of subsequent holders of shares of 8.5% Preferred Stock, Series A associated with such compliance.

                           (n)      The Corporation will pay any and all
documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 8.5% Preferred Stock, Series A pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 8.5% Preferred Stock, Series A to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid or satisfied in full.

                           4.4.10   LOSS, THEFT, MUTILATION OR DESTRUCTION OF
CERTIFICATES. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any certificates representing shares of 8.5% Preferred Stock, Series A (the "Preferred Share Certificates") and (in the case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Share Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Share Certificate(s) of like tenor and date. Any holder of 8.5% Preferred Stock, Series A making a request under this paragraph 4.4.10 shall be responsible for all costs and expenses associated therewith, including, but not limited to the securing of an indemnity bond.

                           4.4.11   ASSUMPTION OF OBLIGATIONS. Prior to the
consummation of a Change of Control transaction or any other transaction in which any Person other than the Corporation shall be the successor or acquiring Person, the resulting successor or acquiring Person (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of the Change of Control transaction or any other transaction in which any Person other than the Corporation shall be the successor or acquiring Person shall be required to assume by written instrument (in form and substance reasonably satisfactory to the holders of least 50% of the aggregate Liquidation Preference of the issued and outstanding shares of 8.5% Preferred Stock, Series A) the obligations of this paragraph 4.4.11.

                           4.4.12   GOVERNANCE.

                           (a)      The holders of record of shares of 8.5%
Preferred Stock, Series A shall not be entitled to any voting rights, except as hereinafter provided in this paragraph 4.4.12 or as otherwise provided by law.

                           (b)      Without the written consent of the holders
of at least seventy-five percent (75%) of the aggregate Liquidation Preference or the vote of the holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference at a meeting of the holders of 8.5% Preferred Stock, Series A called for such purpose, the Corporation will not amend, alter or repeal any provision of the Memorandum of Association (by merger or otherwise), or any other comparable organizational documents, so as to adversely affect the powers, designation, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights of the 8.5% Preferred Stock, Series A; PROVIDED THAT any such amendment or alteration that changes the dividend payable on the 8.5% Preferred Stock, Series A, or the Conversion Rate or the Liquidation Preference shall require the vote of holders of at least ninety (90%) of the aggregate Liquidation Preference at a meeting of the holders of 8.5% Preferred Stock, Series A called for such purpose or the written consent of the holders of at least ninety (90%) of the aggregate Liquidation Preference.

                           (c)      Without the written consent of the holders
of at least seventy-five percent (75%) of the aggregate Liquidation Preference or the vote of holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference at a meeting of the holders of 8.5% Preferred Stock, Series A called for such purpose, the Corporation will not issue any additional 8.5% Preferred Stock, Series A or create, authorize or issue any Senior Securities or increase the authorized amount of any such class or series of Senior Securities; PROVIDED THAT this paragraph 4.4.12(c) shall not limit the right of the Corporation to issue Additional Preferred as dividends pursuant to paragraph 4.4.5 or the issuance of any shares of Parity Securities by the Corporation to stockholders of the Corporation in connection with the Recapitalization of the Corporation occurring immediately prior to the Merger, as described in the Definitive Schedule 14A.

                           (d)      In exercising the voting rights set forth in
this paragraph 4.4.10, each share of 8.5% Preferred Stock, Series A shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 8.5% Preferred Stock, Series A as a single class on any matter, then the 8.5% Preferred Stock, Series A and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 8.5% Preferred Stock, Series A shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                           4.4.13   GENERAL PROVISIONS.

                           (a)      The headings of the paragraphs,
subparagraphs, clauses and subclauses of this paragraph 4.4 are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                           (b)      The shares of 8.5% Preferred Stock, Series A
shall bear the following legend:

                  THE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAVE BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED AUGUST 4, 2000, AS AMENDED, BY AND BETWEEN CORECOMM LIMITED AND BOOTH AMERICAN COMPANY, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAVE BEEN CONVERTED) UPON WRITTEN REQUEST TO THE COMPANY.

                  The shares of Common Stock issuable upon conversion of the 8.5% Preferred Stock, Series A shall bear the following legend:

                  THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED AS OF AUGUST 4, 2000, AS AMENDED, BY AND BETWEEN CORECOMM LIMITED AND BOOTH AMERICAN COMPANY, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF

                  SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE COMPANY.

                           (c)      At the request of any holder made subsequent
to the expiration or termination of any restrictions on transfer set forth in the Purchase Agreement, the Corporation shall reissue any certificates for shares of 8.5% Preferred Stock, Series A, or Common Stock to remove from the above legends any reference to such restrictions on transfer set forth in the Purchase Agreement.

                           (d)      Unless the certificates to be issued shall
be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or satisfied in full). All certificates so surrendered shall be canceled by the Corporation or the transfer agent and thereafter shall not be reissued.

                           4.4.14   As promptly as reasonably practicable after
the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph 4.4.13(b)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

                           4.4.15   SHAREHOLDER RIGHTS PLAN. The shares of 8.5%
Preferred Stock, Series A shall be entitled to the benefits of a number of rights ("Rights") issuable under any plan adopted by the Corporation of similar purpose and effect as the Shareholder Rights Agreement, dated as of August 18, 1998, as amended, between the Initial Predecessor Corporation and Continental Stock Transfer & Trust Company (the "Rights Agreement") equal to the number of shares of Common Stock then issuable upon conversion of the 8.5% Preferred Stock, Series A at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion or redemption of a share of 8.5% Preferred Stock, Series A or upon payment of a dividend shall be accompanied by a Right pursuant to any such applicable Rights Agreement.

                  4.5      SERIES B SENIOR CONVERTIBLE EXCHANGEABLE PREFERRED
                           STOCK.

                           4.5.1    NUMBER AND DESIGNATION. 250,000 shares of
the Preferred Stock of the Corporation shall be designated as Series B Senior Convertible Exchangeable Preferred Stock (the "Series B Preferred Stock") and no other shares of Preferred Stock shall be designated as Series B Preferred Stock.

                           4.5.2    DEFINITIONS. For purposes of the Series B
Preferred Stock, the following terms shall have the meanings indicated:

                           "BOARD OF DIRECTORS" shall mean the board of
directors of the Corporation or the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

                           "BUSINESS DAY" shall mean any day other than a
Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                           "CHANGE OF CONTROL" shall mean (a) the sale, lease or
transfer of all or substantially all of the assets of the Corporation to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), (b) any "Person or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-2 under the Exchange Act) of more than 35% of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, in one or more series of transactions unless, as a result of such transaction, 35% or more than the ultimate direct or indirect ownership of the Corporation in place prior to such transaction remains in place immediately after such transaction or series of transactions, or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Corporation's Board of Directors together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Corporation's Board of Directors then in office.

                           "CHANGE OF CONTROL EXERCISE PERIOD" shall have the
meaning set forth in paragraph 4.5.8(a)(ii).

                           "CHANGE OF CONTROL INSTIGATOR" shall mean any Person
or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule

13d-5(b)(1) under the Exchange Act) whose activities, actions or participation results, directly or indirectly, in a Change of Control.

                           "CHANGE OF CONTROL PRICE" shall mean (i) the Fair
Market Value of the consideration received by a holder of Common Stock for one share of Common Stock in a Change of Control transaction from any successor, acquiror or other third party, or (ii) the Alternative Change of Control Price if holders of Common Stock do not receive any consideration in a Change of Control transaction from any successor, acquiror or other third party. For purposes of this definition, "Alternative Change of Control Price" shall mean the Fair Market Value per share of Common Stock on the date on which the Change of Control Instigator causes the Change of Control, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock.

                           "COMMON STOCK" shall mean the Corporation's Common
Stock, par value $.01 per share.

                           "COMMON STOCK CONVERSION RATE" shall mean, as of any
date, (i) $1,000.00 plus all accrued and unpaid dividends thereon to the date of conversion, divided by (ii) the Conversion Price in effect as of such date.

                           "CONVERSION PRICE" shall mean $32.11 per share of
Series B Preferred Stock, subject to adjustment as provided herein; PROVIDED, HOWEVER, that if, on March 29, 2001, the Principal Indebtedness Attributable to the Senior Notes is less than $108,668,636, the Conversion Price shall be increased, effective on such date, to an amount not to exceed $36.05, subject to adjustment as provided herein, calculated by the Corporation based on the chart set forth in paragraph 4.5.10 (which calculation shall be final and binding, absent manifest error) and set forth in a certificate of the Chief Financial Officer of the Corporation, a copy of which shall be delivered to each holder of record of shares of Series B Preferred Stock in the manner set forth in paragraph 4.5.10(b) hereof, and thereafter the Conversion Price shall be such increased amount, subject to adjustment as provided herein.

                           "CURRENT MARKET PRICE" of publicly traded shares of
Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean (i) if the security is then listed or admitted to trading on a national securities exchange in the United States, the last reported sale price, regular way, for the security as reported in the consolidated transaction or other reporting system for securities listed or traded on such exchange, or (ii) if the security is quoted on the Nasdaq National Market, the last reported sale price, regular way, for the security as reported on such list, or (iii) if the security is not so admitted for trading on any national securities exchange or the Nasdaq National Market, the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably and in good faith considers appropriate.

                           "DETERMINATION DATE" shall have the meaning set forth
in paragraph 4.5.8(d)(ii) hereof.

                           "DIVIDEND PAYMENT DATE" shall mean December 31, March
31, June 30 and September 30, of each year, commencing on December 31, 2000; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day following such Dividend Payment Date.

                           "DIVIDEND PERIOD" shall mean a quarterly dividend
period commencing on the Issue Date, in the case of the first Dividend Period, and thereafter on each Dividend Payment Date, and ending on and including the day immediately preceding the next Dividend Payment Date.

                           "EXCHANGE ACT" shall mean the Securities Exchange Act
of 1934, as amended, and the rules and regulations promulgated thereunder.

                           "EXCHANGE DATE" shall mean the date set forth in a
notice delivered by the Corporation in accordance with the provisions of paragraph 4.5.8(b)(ii) hereof.

                           "FAIR MARKET VALUE" means (a) in the case of cash,
the amount of such cash; (b) in the case of stock, the Current Market Price of such stock as of the close of business on the first full Trading Day following the day on which the transaction resulting in a Change of Control is first announced and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the Board of Directors.

                           "ISSUE DATE" shall mean the date on which shares of
Series B Preferred Stock are first issued.

                           "JUNIOR SECURITIES" shall have the meaning set forth
in paragraph 4.5.3(c) hereof.

                           "JUNIOR SECURITIES DISTRIBUTIONS" shall have the
meaning set forth in paragraph 4.5.4(d) hereof.

                           "MANDATORY REDEMPTION DATE" shall have the meaning
set forth in paragraph 4.5.6(a) hereof.

                           "MANDATORY REDEMPTION OBLIGATION" shall have the
meaning set forth in paragraph 4.5.6(b) hereof.

                           "NASDAQ" means the National Association of Securities
Dealers, Inc. Automated Quotations System.

                           "NYSE" means the New York Stock Exchange.

                           "OUTSTANDING," when used with reference to shares of
stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                           "PARITY SECURITIES" shall have the meaning set forth
in paragraph 4.5.3(b) hereof.

                           "PERMITTED DESIGNEE" shall mean (i) a spouse or a
child of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

                           "PERMITTED HOLDER" shall mean each of George S.
Blumenthal, J. Barclay Knapp and their Permitted Designees.

                           "PERSON" shall mean any individual, a corporation, a
partnership, an association, a joint-stock company, a limited liability company, a trust, any unincorporated organization, or a government or political subdivision thereof.

                           "PRINCIPAL INDEBTEDNESS ATTRIBUTABLE TO THE SENIOR
NOTES" at any given time shall mean the excess of (i) the aggregate principal amount of Senior Notes outstanding at such time, over (ii) the aggregate principal amount of any personal notes delivered to the Corporation pursuant to
Section 1.2(i) of the Recapitalization Agreement and outstanding at such time.

                           "RECAPITALIZATION AGREEMENT" shall mean that certain
Recapitalization Agreement and Plan of Merger, dated March 9, 2000, as amended, among the Corporation, CoreComm Limited, ATX Merger Sub, Inc., CoreComm Merger Sub, Inc. and certain individuals.

                           "RECAPITALIZATION TRANSACTION" means the
recapitalization of the Corporation contemplated by the Recapitalization Agreement.

                           "REGISTRATION RIGHTS AGREEMENT" shall mean that
certain Registration Rights Agreement, dated the Issue Date, as in effect from time to time, among the Corporation, and certain individual stockholders of the Corporation.

                           "SECURITIES ACT" means the Securities Act of 1933, as
in effect from time to time, and the rules and regulations promulgated thereunder.

                           "SENIOR NOTES" mean the Senior Notes due 2003 issued
by the Corporation on the Issue Date in connection with the Recapitalization Transaction, if any.

                           "SERIES B PREFERRED STOCK" shall have the meaning act
forth in paragraph 4.5. 1 hereof.

                           "SENIOR SECURITIES" shall have the meaning set forth
in paragraph 4.5.3(a) hereof.

                           "SET APART FOR PAYMENT" shall be deemed to include,
without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                           "SPECIAL CONVERSION PRICE" shall mean the greater of
(x) .6667 of the last reported sales price, regular way, on the Nasdaq National Market, of Common Stock, par value $.01 of CoreComm Limited, a Bermuda corporation, on the Issue Date, adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock, and (y) the Change of Control Price.

                           "TRADING DAY" shall mean any day on which the
securities in question shall be traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not traded or admitted for trade on any national securities exchange, on the Nasdaq National Market, or if such securities am not quoted thereon, in the applicable securities market in which the securities are traded.

                           "VOLUME WEIGHTED AVERAGE SALE PRICE" of a share of
stock shall mean the volume weighted average price of such stock traded on the New York Stock

Exchange, or if such stock is not listed on such exchange, the principal United States securities exchange registered under the Exchange Act on which such stock is listed or, if such stock is not listed on any such exchange, the volume weighted average price per share of such stock traded on the Nasdaq National Market, or, if such stock is not so listed, on any similar trading market, on the specified day or days as determined by the Corporation based on volume weighted average price information displayed on the Bloomberg Volume at Price Page or such additional or other sources(s) as the Corporation may select in good faith.

                           4.5.3    RANK. Any class or series of stock of the
Corporation shall be deemed to rank:

                           (a)      prior to the Series B Preferred Stock,
either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series B Preferred Stock ("Senior Securities");

                           (b)      on a parity with the Series B Preferred
Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock if the holders of the Series B Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or wind up, or both, in proportion to their respective amounts of liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                           (c)      junior to the Series B Preferred Stock,
either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series B Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                  The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The Series B Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities as set forth herein. Unless approved by a vote of the holders of the shares of Series B Preferred Stock in accordance with paragraph 4.5.9 hereof, the Series B Preferred Stock shall not be subject to the creation of Senior Securities.

                           4.5.4    DIVIDENDS. (a) Subject to paragraph
4.5.4(b), the holders of shares of Series B Preferred Stock shall be entitled to receive, when declared by the Board of Directors, out of funds legally available for the payment of dividends, on each Dividend Payment Date, dividends at the quarterly rate of $7.50 per share; PROVIDED HOWEVER, that if on September 29, 2001, there shall be outstanding any Principal Indebtedness Attributable to the Senior Notes, the quarterly dividend rate for periods following such date shall increase to a quarterly rate of $12.50 per share; and PROVIDED, FURTHER, that if on March 29, 2002, there shall be outstanding any Principal Indebtedness Attributable to the Senior Notes, the quarterly dividend shall increase to $17.50 per share. Subject to paragraph 4.5.4(f) hereof, dividends on the shares of Series B Preferred Stock may be payable, in the sole discretion of the Corporation, in cash or in shares of Common Stock (calculated based on the Common Stock having a value equal to the product of (i) .98 and (ii) the Volume Weighted Average Sale Price for the Corporation's Common Stock during the five
(5) Trading Day period ending on the Trading Day immediately prior to the relevant Dividend Payment Date). Dividends on the Series B Preferred Stock shall be cumulative from the Issue Date whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to the holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                           (b)      The dividends payable for any period other
than a full Dividend Period on the Series B Preferred Stock shall accrue daily and be computed on the basis of a 91-day quarter and the actual number of days (not in excess of 91 days) in such period. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock in excess of cumulative dividends, as herein provided on the Series B Preferred Stock except as otherwise provided herein. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears except as otherwise provided herein.

                           (c)      So long as any shares of the Series B
Preferred Stock are outstanding no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities) by the Corporation (except for conversion

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                                                                              45

into or exchange for other Parity Securities or Junior Securities) unless, in each case, full cumulative dividends on all outstanding shares of the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of such dividend, redemption, repurchase or other acquisition shall have been paid or set apart for payment, sufficient funds have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the Corporation is not in default with respect to any redemption of shares of Series B Preferred Stock by the Corporation pursuant to paragraph 4.5.6 below. When dividends are not fully paid in Common Stock or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Securities.

                           (d)      So long as any shares of the Series B
Preferred Stock are outstanding, no dividends (other than any rights issued pursuant to a shareholder rights plan and dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Securities) shall be declared or paid or set apart for payment or other distribution or made upon Junior Securities, nor shall any Junior Securities be redeemed, paid or otherwise acquired (other than a redemption, purchase or other acquisition of shares, of Common Stock made for purpose of an employee incentive or benefit plan of the Corporation or any subsidiary or in the form of Junior Securities) (all such non-excluded dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any money be paid to or made available for a sinking fund for the redemption of any shares of any Junior Securities) by the Corporation, directly or indirectly, unless, in each case the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities and sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Securities.

                           (e)      For purposes solely for this Paragraph
4.5.4, the Common Stock shall be adjusted from time to time in a manner consistent with the provisions of Paragraph 4.5.8(e) and 4.5.8(f) (as such provisions may be applied to Common Stock instead of Series B Preferred Stock).

                           (f)      The Corporation may not elect to make any
dividend payment on the shares of Series B Preferred Stock to a "Stockholder" (as that term is defined in the Registrations Rights Agreement) in the form of shares of Common Stock unless either (i) such shares of Common Stock are issued under an effective Securities Act registration statement, or (ii) in accordance with the terms of the

Registration Rights Agreement (x) on or prior to the date of such dividend payment, the Corporation shall have filed with the Securities and Exchange Commission a registration statement under the Securities Act registering for resale by the holders of the shares of Series B Preferred the shares of Common Stock received by them as a dividend thereon (the "Resale Registration Statement"), and (y) on the date of such dividend payment, the Resale Registration Statement shall be effective under the Securities Act; PROVIDED, HOWEVER, that the foregoing shall not prevent the Corporation from making any dividend payment in the form of shares of Common Stock to a "Stockholder" (as that term is defined in the Registrations Rights Agreement) without either (1) such shares of Common Stock being issued under an effective Securities Act registration statement or (2) there being on file by the Corporation with the Securities and Exchange Commission an effective Resale Registration Statement relating to such shares, if such Stockholder is in breach of its obligations under the Registration Rights Agreement; provided, however, that the Corporation must notify each "Stockholder" as to the nature of such breach and provide each "Stockholder" with a reasonable period of time to cure such breach.

                           4.5.5    LIQUIDATION PREFERENCE. (a) In the event of
any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series B Preferred Stock shall be entitled to receive $1,000.00 per share of Series B Preferred Stock, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any other payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payment on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other Party Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph 4.5.5, (i) a consolidation or merger of the Corporation with one or more Persons, or (ii) a sale or transfer of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                           (b)      Subject to the rights of the holders of any
Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this paragraph 4.5.5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

                           4.5.6    REDEMPTION. (a) On the twentieth anniversary
of the Issue Date (the "Mandatory Redemption Date"), the Corporation shall redeem all outstanding shares of Series B Preferred Stock at a redemption price of $1,000.00 per share, payable together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest, and either, in the sole discretion of the Corporation, (i) in cash or (ii) in shares of Common Stock (calculated based on the Common Stock having a value equal to the product of (a) .98 and (b) the Volume Weighted Average Sale Price for the Corporation's Common Stock during the five (5) Trading Day period ending on the Trading Day immediately prior to the Mandatory Redemption Date).

                           (b)      If the Corporation shall have failed to
discharge its obligation to redeem all outstanding shares of Series B Preferred Stock pursuant to paragraph 4.5.6(a) (the "Mandatory Redemption Obligation"), the Corporation shall not, so long as such Mandatory Redemption Obligation has not been fully discharged, (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other a obligation to be satisfied pro rata with the Series B Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                           (c)      Upon any redemption of Series B Preferred
Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

                           (d)      For purposes solely for this Paragraph
4.5.6, the Common Stock shall be adjusted from time to time in a manner consistent with the provisions of paragraphs 4.5.8(e) and 4.5.8(f) (as such provisions may be applied to Common Stock instead of Series B Preferred Stock).

                           4.5.7    PROCEDURE FOR REDEMPTION. (a) If the
Corporation shall redeem shares of Series B Preferred Stock pursuant to paragraph 4.5.6(a), notice of such redemption shall be given in the manner set forth in paragraph 4.5.10(b) hereof not less than 30 days nor more than 60 days prior to the redemption date PROVIDED that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such notice shall state: (i) the redemption date; (ii) that all of the shares of Series B Preferred Stock are to be redeemed; (iii) the amount payable; (iv) the type of consideration to be paid; (v) the place or places where certificates for such share are to be surrendered for payment of the redemption price; and (vi) that

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                                                                              48

dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

                           (b)      If notice has been mailed as aforesaid, from
and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the Series B Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement of their certificates if so required.

                           (c)      Upon surrender in accordance with notice
given pursuant to this paragraph 4.5.7 of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

                           4.5.8    CONVERSION.

                           (a)      CONVERSION AT THE OPTION OF THE HOLDER.

                                    (i)     Each holder of a share of Series B
         Preferred Stock shall have the right, at any time after the Issue Date, to convert such share into fully paid and nonassessable shares of Common Stock at the Common Stock Conversion Rate as of the date of conversion.

                                    (ii)    In the event of a Change of Control,
         each holder of the Series B Preferred Stock shall have a one time option, exercisable during the Change of Control Exercise Period, to convert any or all outstanding shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the Special Conversion Price. Notice of a Change of Control shall be given to each holder of the Series B Preferred Stock in the manner set forth in paragraph 4.5.10(b) hereof not less than 15 days prior to or more than 15 days after the Change of Control; PROVIDED, HOWEVER, that failure to mail such notice or any defect therein shall not affect the validity of the proceeding for conversion of any shares of Series B Preferred Stock to be converted except as to the holder to whom the Corporation has failed to mail said notice or except to the holder whose notice was defective. Such notice shall state: (A) the notice is being sent pursuant to this paragraph 4.5.8(a)(ii), (B) that all shares of Series B Preferred Stock delivered in accordance with paragraph 4.5.8(a)(iii) during the period commencing on the date of the Notice and ending 30 days thereafter (the "Change of Control Exercise Period") will be converted at the Special

         Conversion Price, (C) the Special Conversion Price and the method of calculation thereof, and (D) that any shares of Series B Preferred Stock not delivered to the Corporation by the expiration of the Change of Control Exercise Period will thereafter possess a Conversion Price equal to the Conversion Price, and not the Special Conversion Price.

                                    (iii)   Any holder of a share of Series B
         Preferred Stock electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the offices of the Corporation (or at such other place in New York City as the Corporation may designate by written notice to the holders of shares of Series B Preferred Stock) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form reasonably satisfactory to the Corporation, and shall give written notice to the Corporation at such offices that such holder elects to convert such shares of Series B Preferred Stock. Such notice shall state that the holder has satisfied any legal or regulatory requirements for conversion, including, if applicable, compliance with the Hart Scott Rodino Antitrust Improvements Act of 1976. As soon as practicable (but in any event not later than three (3) Business Days) after any holder deposits certificates for shares of Series B Preferred Stock, accompanied by the written notice above prescribed, the Corporation shall issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash in lieu of fractional shares, if any, to which such holder is entitled upon such conversion.

                                    (iv)    Conversion shall be deemed to have
         been made as of the date that certificates for the shares of Series B Preferred Stock to be converted and the written notice are received by the Corporation and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for Series B Preferred Stock are duly closed (but not for any period in excess of three (3) Business Days) for any purpose, but certificates for shares of Common Stock shall be issued and delivered in accordance with paragraph 4.5.8(a) (iii) after the opening of such books.

                           (b)      EXCHANGE AT THE OPTION OF THE CORPORATION.

                                    (i)     If, at any time after either (x) the
         second anniversary of the Issue Date, upon notice given by the Corporation in accordance with paragraph 4.5.8(b)(ii) not later than thirty (30) days following a period of at least twenty (20) consecutive Trading Days on which the Common Stock traded at a price equal to at least 125% of the Conversion

         Price as of each such Trading Day, or (y) the fifth anniversary of the Issue Date, if the Current Market Price per share of Common Stock at any time during the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the day on which notice of exchange is given by the Corporation in accordance with paragraph 4.5.8(b)(ii) is at least 100% of the Conversion Price as of such date, the Corporation, at its option, may elect to exchange, subject to the terms and provisions of this paragraph 4.5.8, all or any of the shares of Series B Preferred Stock for fully paid and nonassessable shares of Common Stock at the Common Stock Conversion Rate as of the date of exchange. If fewer than all the outstanding shares of Series B Preferred Stock are to be exchanged as provided in this paragraph 4.5.8(b)(i), the shares to be exchanged shall be determined pro rata among the holders of record thereof.

                                    (ii)    If the Corporation shall elect to
         exercise its rights under this paragraph 4.5.8(b), notice of such election shall be given to each holder of the Series B Preferred Stock in the manner set forth in paragraph 4.5.10(b) hereof not less than 10 days nor more than 60 days prior to the Exchange Date; PROVIDED, HOWEVER, that failure to mail such notice or any defect therein shall not affect the validity of the proceedings for exchange of any shares of Series B Preferred Stock to be exchanged except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Exchange Date; (ii) the total number of shares of Series B Preferred Stock to be exchanged and if less than all of the outstanding shares of Series B Preferred Stock are exchanged, the number of shares to be exchanged by such holder; (iii) the Common Stock Conversion Price; and (iv) the place or places where certificates for such shares are to be surrendered for certificates representing the number of shares of Common Stock and the cash in lieu of fractional shares, if any, to which such holder is entitled upon such exchange, which shall be the offices of the Corporation (or at such other place in New York City as the Corporation may designate).

                                    (iii)   On the Exchange Date, upon surrender
         in accordance with said notice of any shares of Series B Preferred Stock (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the Corporation shall deliver to the holder of such shares of Series B Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non- assessable shares of Common Stock into which such shares of Series B Preferred Stock have been converted in accordance with the provisions of this paragraph 4.5.8(b). If fewer than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unconverted shares of Series B Preferred Stock without cost to the holder of record thereof. For purposes of the foregoing, such exchange shall be deemed to have been made at the close of business on the Exchange Date and the person entitled to receive the Common Stock issuable upon such exchange shall be treated for all purposes as the record holder of such Common Stock on such date.

                           (c)      NO FRACTIONAL SHARES. No fractional shares
or scrip representing fractions of shares of Common Stock shall be issued upon conversion or exchange of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion or exchange of a share of Series B Preferred Stock, the Corporation shall, subject to paragraph 4.5.8(d)(iii), make a cash payment (calculated to the nearest $.01) equal to such fraction multiplied by the Current Market Price of the Common Stock on the Trading Day immediately prior to the date of conversion or exchange.

                           (d)      ADJUSTMENTS TO CONVERSION PRICE. The
Conversion Price, and the number and type of securities to be received upon conversion of the Series B Preferred Stock shall be subject to adjustment as follows:

                                    (i)     If the Corporation shall after the
         Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its capital stock (other than a dividend or distribution which holders of shares of Series B Preferred Stock participate), (B) subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, and in each such case, the Conversion Price on the record date for such dividend or distribution, or the effective date of such subdivision or combination or reclassification, as the case may be, shall be proportionately adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series B Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day immediately following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day immediately following the effective date in the case of a subdivision, combination or reclassification. In the event that after fixing a record date any such dividend or distribution is not issued, the Conversion Price shall be readjusted to the Conversion Price which would be in effect if such record date had not been fixed. Adjustments in accordance with this paragraph 4.5.8(d)(i) shall be made whenever any event listed above shall occur.

                                    (ii)    If the Corporation shall after the
         Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 60 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the average Current Market Price for the ten (10) Trading Days preceding the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Price in effect at the opening of business of the Business Day next following such record date shall be adjusted by multiplying the Conversion Price on the day immediately prior to the Determination Date by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights and warrants for Common Stock would purchase at such average Current Market Price for the ten (10) Trading Days preceding such date (or, in the case of a right or warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such Conversion Price), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible). Such adjustment shall become effective immediately after the opening on the Business Day next following such record date. Such adjustments shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average Current Market Price for the ten (10) preceding Trading Days, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph
         (ii) shall expire unexercised after the same shall have been distributed or issued by the Corporation (or in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of all such securities shall expire), the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                                    (iii)   If the Corporation shall fix a
         record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph 4.5.8(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above (excluding distributions or dividends in which holders of shares of Series B Preferred Stock participate and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this paragraph 4.5.8(d)) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted by multiplying (I) the Conversion Price in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such record date less the fair market value as of the date of distribution (as determined by the Board of Directors in good faith, whose determination shall be conclusive absent manifest error) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the average Current Market Price for the ten (10) Trading Days preceding such record date. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this

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                                                                              54

         subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); PROVIDED that on the date, if any, on which a Person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment has been made on account of the distribution or issuance of such expired rights or warrants.

                                    (iv)    No adjustment in the Conversion
         Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this paragraph 4.5.8 (other than this subparagraph (iv)) no later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of Series B Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph 4.5.8, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph 4.5.8 shall be made to the nearest 1/100 of a dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph 4.5.8(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Price, in addition to those required by this paragraph 4.5.8(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, reclassifications or combinations of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other

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                                                                              55

         than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

                                    (v)     In the event that, at any time as a
         result of shares of any other class of stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph 4.5.8(d), the holders of Series B Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of Series B Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                           (e)      SIGNIFICANT CORPORATE TRANSACTIONS. (i) If
the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation or recapitalization of the Common Stock and excluding any transaction as to which paragraph 4.5.8(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Price but each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible or exchangeable into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series B Preferred Stock was convertible or exchangeable immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (PROVIDED that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph 4.5.8(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The

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                                                                              56

provisions of this paragraph 4.5.8(e) shall similarly apply to successive Transactions.

                                    (ii)    Notwithstanding anything herein to
         the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on Nasdaq or a recognized securities exchange, then the Corporation, by notice to the holders of the Series B Preferred Stock but without any required consent on their part, may cause the exchange of this Series B Preferred Stock for preferred stock of Holdco having the same terms and conditions as set forth herein, provided that if Holdco is not solely incorporated as a Delaware company or if the Holdco share structure is not identical to that of the Corporation, the rights attaching to the preferred stock of Holdco may be adjusted so as to comply with the local law of the jurisdiction of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the Series B Preferred Stock.

                           (f)      COMMON STOCK HELD BY THE CORPORATION. For
purposes of this paragraph 4.5.8, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                           (g)      DISCRETIONARY ADJUSTMENT. If the Corporation
shall take any action affecting the Common Stock, other than action described in this paragraph 4.5.8, that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

                           (h)      RESERVATION OF SHARES. The Corporation shall
at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock into such Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock would be held by a single holder). The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any shares of such Common Stock reserved for issuance in any other connection) shall not be sufficient to permit the conversion of the outstanding shares of Series B Preferred Stock into Common Stock. The

Corporation covenants that any shares of Common Stock issued upon conversions of shares of Series B Preferred Stock shall be validly issued, fully paid and nonassessable.

                           (i)      REGISTRATION OR APPROVAL. If any shares of
Common Stock which would be issuable upon conversion of shares of Series B Preferred Stock hereunder require registration with or approval of any governmental authority or stock exchange before such shares may be issued upon conversion the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be, but the Corporation shall not be required to issue such shares unless and until such registration has been completed (and made effective) or such approval obtained.

                           (j)      TAXES. The Corporation shall not be required
to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                           (k)      MULTIPLE ADJUSTMENTS. If any action or
transaction would require adjustment of the Conversion Price pursuant to more than one subparagraph of this paragraph 4.5.8, only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

                           (l)      EFFECT OF CONVERSION OR EXCHANGE. From and
after the date a share of Series B Preferred Stock is converted pursuant to paragraph 4.5.8(a) or exchanged pursuant to paragraph 4.5.8(b), dividends on such shares of Series B Preferred Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof as a holder of Series B Preferred Stock (except the right to receive from the Corporation the Common Stock) shall cease except as otherwise provided herein.

                           (m)      NOTICE OF CERTAIN ACTIONS. In case:

                                    (i)     of a consolidation or merger to
         which the Corporation is a party and for which approval of any stockholders of the Corporation is required; or

                                    (ii)    of the voluntary or involuntary
         dissolution, liquidation or winding up of the Corporation; or

                                    (iii)   of the sale, exchange or other
         conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation except to a wholly-owned subsidiary,

then, in each case, the Corporation shall provide notice thereof to each holder of the Series B Preferred Stock in the manner set forth in paragraph 4.5.10(b) hereof not less than 10 nor more than 60 days prior to the applicable record date as herein specified. Such notice shall state the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, if known, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up, if known. Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

                           4.5.9    VOTING. The shares of Series B Preferred
Stock shall have no voting rights except as required by law except that the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, (i) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including, without limitation this paragraph 4.5), so as in any such case to materially adversely affect the preferences, special rights, powers or privileges of the shares of Series B Preferred Stock, or (ii) create any class or series of Senior Securities as long as any shares of Series B Preferred Stock remain outstanding.

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                                                                              59

                           4.5.10   CONVERSION PRICE CALCULATION ON RESET DATE

        Percentage of Aggregate Principal
        Amount of Senior Notes Issued on
     the Issue Date (after giving effect to
          all post-Closing adjustments
           contemplated by Section 1.2
       Recapitalization of the Agreement)
      represented by Principal Indebtedness
             Attributable to Senior                    Conversion Price Reset
             Notes on the Reset Date                        on Reset Date
             -----------------------                        -------------
                      100%                                     $32.11
                       91%                                     $32.47
                       77%                                     $33.01
                       64%                                     $33.44
                       59%                                     $33.72
                       55%                                     $33.90
                       50%                                     $34.08
                       32%                                     $34.80
                       23%                                     $35.15
                       14%                                     $35.51
                       9%                                      $35.69
                       0%                                      $36.05


For purposes of this paragraph 4.5, the Reset Date means March 29, 2001.

If the percentage of the aggregate principal amount of Senior Notes issued on the Issue Date represented by Principal Indebtedness Attributable to Senior Notes on the Reset Date is other than as set forth above, the reset Conversion Price shall be ratably calculated by the Corporation based on the values set forth above. The reset Conversion Price shall be rounded to the nearest $.01.

                           4.5.11   GENERAL PROVISIONS. (a) The headings of the
paragraphs, subparagraphs, clauses and subclauses of this paragraph 4.5 are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                           (b)      Whenever any provision hereof provides for
notice to be given by the Corporation to the holders of shares of Series B Preferred Stock, such notice shall be sent by first class mail to each holder of record of Series B Preferred Stock at each such holder's address as the same appears on the stock register of the Corporation. Any such notice that is mailed in the manner herein provided shall be

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                                                                              60

conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

                           (c)      The shares of Series B Preferred Stock as
well as any other securities issued by the Corporation in respect of or upon conversion of the shares of Series B Preferred Stock shall bear such legend as may be required under the terms of any agreement to which the holder of such shares and the Corporation may be a party.


                                    ARTICLE V

                               BOARD OF DIRECTORS

                  5.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2003 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2004 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2005 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  5.2 Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                  5.3 Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the

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                                                                              61

right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.


                                   ARTICLE VI

                              REMOVAL OF DIRECTORS

         Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of two- thirds (66-2/3%) of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VI as one class.


                                   ARTICLE VII

                    PROHIBITION ON ACTIONS BY WRITTEN CONSENT

                                 OF STOCKHOLDERS

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.


                                  ARTICLE VIII

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE IX

                              CERTAIN TRANSACTIONS

                  9.1 In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in paragraph 9.2 hereof, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty- six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  9.2 The provisions of paragraph 9.1 hereof shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of this Restated Certificate of Incorporation or the By-laws of the Corporation, if all of the conditions specified in either of the following paragraphs 9.2.1 or 9.2.2 are met:

                           9.2.1    The Business Combination shall have been
approved by a majority of the Continuing Directors (as hereinafter defined).

                           9.2.2    All of the following conditions shall have
been met:

                           (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                           (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; and

                           (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

                           (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                           (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two- year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                           (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                           (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of

                                    Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

                  The provisions of this paragraph 9.2.2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                           (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

                           (d) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that result in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                           (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, an opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                           (f) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

                  9.3 The following definitions shall apply with respect to this Article IX:

                  "BUSINESS COMBINATION" shall mean (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with
(i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $5,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-laws; or (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

                  "CAPITAL STOCK" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                  "PERSON" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                  "INTERESTED STOCKHOLDER" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two- year period immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

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                                                                              67

                  A person shall be a "BENEFICIAL OWNER" of any Voting Stock:
(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder as defined in paragraph 9.3 hereof, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through applications of this paragraph, but shall not include any other shares of Capital Stock that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  "AFFILIATE" or "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on September 22, 2000 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                  "SUBSIDIARY" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in paragraph 9.3 hereof, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                  "CONTINUING DIRECTOR" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                  "FAIR MARKET VALUE" means: (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such

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                                                                              68

exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, in the pink sheets of the National Quotation Bureau or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                  In the event of any Business Combination in which the Corporation survives, the phrase "CONSIDERATION OTHER THAN CASH TO BE RECEIVED" as used in paragraphs 9.2.2(a) and 9.2.2(b) hereof shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

                  9.4 A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article IX, on the basis of information known to them after reasonable inquiry, all questions arising under this Article IX, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article IX.

                  9.5 Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  9.6 The fact that any Business Combination complies with the provisions of 9.2 hereof shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

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                                                                              69

                  9.7 For the purposes of this Article IX, a Business Combination or any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Article IX (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

                  9.8 Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Article IX which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; PROVIDED, HOWEVER, that this paragraph 9.8 shall not apply to, and such sixty-six and two-thirds percent (66-2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of such term as set forth in paragraph 9.3 hereof.


                                    ARTICLE X

                             LIMITATION ON LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal to this

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                                                                              70

Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                   ARTICLE XI

                         ACTIONS WITH RESPECT TO BY-LAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.


                                   ARTICLE XII

                      MODIFICATION OF CERTAIN PROVISIONS OF
                   THIS RESTATED CERTIFICATE OF INCORPORATION

         Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles V, VII, VIII, IX, X and XI of this Restated Certificate of Incorporation.


                                  ARTICLE XIII

                         FURTHER ACTIONS WITH RESPECT TO
                   THIS RESTATED CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XIV

                                    EXHIBITS

                  14.1     EXHIBIT 4.4A


                              NOTICE OF CONVERSION

    (To be Executed by the Holder of Shares of 8.5% Preferred Stock, Series A in order to Convert the 8.5% Preferred Stock, Series A)


         The undersigned (the "Holder") hereby irrevocably elects to convert ______ shares of 8.5% Preferred Stock, Series A, represented by stock certificate No(s). __________ into shares of Common Stock according to the terms and conditions of the Certificate of Designation, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The Holder hereby represents and warrants that it has satisfied or will have satisfied prior to the issuance of shares of Common Stock upon conversion of the 8.5% Preferred Stock, Series A any and all legal and regulatory requirements for conversion, including compliance with the HSR Act.

         The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

         Name of DTC Prime Broker:

         Account Number:

         [  ]              In lieu of receiving shares of Common Stock issuable
                           pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:
         Address:

         The Holder hereby represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the 8.5% Preferred Stock, Series A shall be made pursuant to registration of the securities under the Securities Act and any applicable state securities laws, or pursuant to an applicable exemption from registration under the Securities Act and any applicable state securities laws.

         Date of Conversion:
         Conversion Rate:

         Number of Shares of
         Common Stock to be Issued:

         Signature:
         Name:
         Address:

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent.

IN WITNESS WHEREOF, ATX Telecommunications Services, Inc. has caused this Restated Certificate of Incorporation to be signed by Thomas Gravina, its Co-President, Co-Chief Operating Officer and Assistant Secretary, this 29th day of September, 2000.


                              ATX TELECOMMUNICATIONS SERVICES, INC.


                              By:  /s/ Thomas Gravina
                                   ---------------------------------------
                                   Thomas Gravina
                                   Co-President, Co-Chief Operating Officer and
                                   Assistant Secretary